                       PREFERRED STOCK PURCHASE AGREEMENT


                  PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") made as of this 15th day of April, 1999 between TELENETICS CORPORATION, a California corporation, with its principal offices at 26772 Vista Terrace Drive, Lake Forest, California 92630 (the "Company") and the undersigned (the "Subscriber").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company desires to issue shares of its Series A 7.0% Convertible Redeemable Preferred Stock (the "Preferred Stock") at $1.75 per share with a minimum aggregate purchase price of $750,000 and, in one or more tranches, a maximum aggregate purchase price of $1,250,000; and

                  WHEREAS, each share of Preferred Stock is convertible into shares of the Company's Common Stock, no par value per share (the "Common Stock"), at the price per share, subject to adjustment (the "Conversion Price") as set forth in the Company's Confidential Private Placement Memorandum dated March 16, 1999, as amended by First Amended dated April 8, 1999, together with all exhibits thereto, as same may thereafter be supplemented and/or amended (collectively, the "Memorandum"); and

                  WHEREAS, with each share of Preferred Stock issued by the Company, the Company will also issue a five (5) year Common Stock Purchase Warrant (the "Warrants") to purchase one (1) share of Common Stock at $1.875 per share, subject to adjustment (the "Exercise Price"); and

                  WHEREAS, Subscriber desires to acquire shares of Preferred Stock having an aggregate purchase price set forth on the signature page hereof (the "Purchase Price").

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  1. SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER.

                           1.1 Subject to the terms and conditions hereinafter
set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company for $1.75 per share, shares of Preferred Stock aggregating the Purchase Price and the Company agrees to sell such Preferred Stock to the Subscriber for the Purchase Price, subject to the Company's right to sell to the Subscriber such lesser amount of Preferred Stock as it may, in its sole discretion, deem necessary or desirable. The Purchase Price is payable by wire transfer or by check, subject to collection, as set forth in the "INSTRUCTIONS TO SUBSCRIBERS" contained in the Subscription Documents Booklet of which this Agreement is a part. The Company also agrees to issue the applicable number of Warrants to


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the Subscriber (e.g., if the Subscriber purchases 400,000 shares of Preferred
Stock, the Company will issue Warrants to purchase 400,000 shares of Common Stock to the Subscriber).

                           1.2 The Subscriber recognizes that the purchase of
the Preferred Stock and Warrants involves a high degree of risk in that (i) no public market exists for the Preferred Stock or Warrants; (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants (collectively, the "Conversion Shares") have not been registered under the Securities Act of 1933, as amended ("1933 Act"), and the Company has no obligation to register the Conversion Shares, except as set forth in Section 3 below; (iii) an investment in the Preferred Stock and Warrants is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Preferred Stock and Warrants; (iv) the Subscriber may not be able to liquidate the Subscriber's investment; and (v) the Subscriber could sustain the loss of Subscriber's entire investment. Such risks are more fully set forth in the Memorandum.

                           1.3 The private placement of the Preferred Stock and
Warrants by the Company (the "Offering") pursuant to the Memorandum shall continue for a period commencing on the date of the Memorandum and ending on the date set forth in the Memorandum.

                           1.4 The Subscriber represents as follows:

                               (a) The Subscriber represents that the Subscriber
is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the 1933 Act) as indicated by the Subscriber's responses to the Confidential Investor Questionnaire, a copy of which is included in the Subscription Documents Booklet, and that the Subscriber is able to bear the economic risk of an investment in the Preferred Stock and Warrants.

                               (b) The Subscriber acknowledges that the
Subscriber has significant prior investment experience, including investment in non-listed and non-registered securities. The Subscriber recognizes the highly speculative nature of this investment. The Subscriber acknowledges that the Subscriber has carefully read the Memorandum, including but not limited to, the Company's Form 12b-25 relating to the Company's Form 10-KSB to be filed for the interim fiscal year ended December 31, 1998, the Company's Form 10-KSB for the fiscal year ended March 31, 1998, the Company's Form 10-QSBs for the fiscal quarters ended June 30 and September 30, 1998, and the terms and conditions of the Preferred Stock and Warrants and fully understands the contents thereof.

                               (c) The Subscriber hereby acknowledges that this
Offering, the Preferred Stock, the Warrants and the Memorandum have not been reviewed by the United States Securities and Exchange Commission ("SEC") or by any state securities regulator because it is intended to be a nonpublic offering pursuant to Sections 3(a), 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. The Subscriber represents that the Preferred Stock and Warrants are being purchased for the Subscriber's own account, for investment purposes only and not for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Preferred Stock, the Warrants or Conversion Shares unless they are registered under the 1933 Act or unless an exemption from such registration is available.


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


                               (d) The Subscriber understands that the Preferred
Stock and Warrants have not been registered under the 1933 Act by reason of a claimed exemption under the provisions of the 1933 Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber's representation merely meant that the Subscriber's present intention was to hold the Preferred Stock and Warrants (and/or the Conversion Shares) for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell after a pre-determined amount of time would represent a purchase with an intent inconsistent with the Subscriber's representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                               (e) The Subscriber understands that Rule 144 (the
"Rule") promulgated by the SEC under the 1933 Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands and hereby acknowledges that the Company is the only entity that can register the Conversion Shares under the 1933 Act and that the Company is under no obligation to register the Preferred Stock, the Warrants or Conversion Shares under the 1933 Act, with the exception of certain registration rights set forth in Section 3 below. The Subscriber acknowledges that the Company may, if it desires, permit the transfer of the Preferred Stock, the Warrants or the Conversion Shares out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws and subject to the provisions of
Section 1.4(f) hereof.

                               (f) The Subscriber consents to the placement of a
legend on any certificate or other document evidencing the Preferred Stock, the Warrants and the Conversion Shares stating that they have not been registered under the 1933 Act and under applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

                               (g) The Subscriber understands that the Company
will review this Agreement and the Confidential Investor Questionnaire; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering at any time.

                               (h) The Subscriber hereby represents that the
address of Subscriber furnished by the Subscriber at the end of this Agreement is the Subscriber's principal residence, if the Subscriber is an individual, or its principal business address, if the Subscriber is a corporation or other entity.

                               (i) The Subscriber has had a reasonable
opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Subscriber; and the Company shall provide Subscriber with the opportunity to ask additional questions of and receive answers (all of which information shall be limited to information in the public realm) from the Company concerning the Company during the period which the Subscriber owns the Preferred Stock and/or Warrants.

                               (j) The Subscriber has such knowledge and
expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Preferred Stock and Warrants.

                               (k) The Subscriber has full power and authority
to execute and deliver this Agreement and to perform the obligations of the undersigned hereunder; and this Agreement is a legally binding obligation of the Subscriber enforceable in accordance with its terms.

                               (l) Except as set forth in this Agreement, the
Preferred Stock, the Warrants and the Memorandum, no representations or warranties have been made to the Subscriber by the Company, the Placement Agent (as defined in the Memorandum) or any of their respective agents, employees or affiliates, and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Preferred Stock, the Memorandum and the public documents of the Company (e.g., the Form 12b-25, the fiscal 1998 Form 10-KSB, the Form 10-QSBs for the first two quarters of fiscal
1999), and the results of an independent investigation by the Subscriber.

                               (m) The Subscriber agrees that Subscriber will
not sell or otherwise transfer the Preferred Stock, the Warrants or Conversion Shares unless they are registered under the 1933 Act and applicable state "blue sky" laws or unless an exemption from such registration is available. The Subscriber represents that (i) the Subscriber has adequate means of providing for the Subscriber's current needs and possible personal contingencies, (ii) the Subscriber has no need for liquidity in this investment, (iii) the Subscriber is able to bear the substantial economic risk of an investment in the Preferred Stock and Warrants for an indefinite period, and (iv) at the present time the Subscriber could afford a complete loss of such investment.

                               (n) It is understood that all documents, records
and books pertaining to this investment have been made available for the inspection by the Subscriber's attorney and/or accountant and the Subscriber.

                  2.       TERMS OF SUBSCRIPTION.

                           The Offering of the Preferred Stock and Warrants is
being made on a "best efforts" basis as more particularly set forth in the Memorandum.


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


                  3.       REGISTRATION RIGHTS.

                           (a) As soon as possible after the Final Closing
Date, but in no event later than July 31, 1999 (regardless of whether the maximum number of shares of Preferred Stock (and Warrants) shall have been sold), the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the SEC covering all of the Conversion Shares and such additional shares of Common Stock that may be issued as a result of any adjustment to the Conversion Price for the Preferred Stock and/or the Exercise Price for the Warrants as set forth in the Memorandum and as set forth below (collectively, the "Registrable Securities") for all holders of the Preferred Stock, the Warrants and Registrable Securities (collectively, the "Registered Holders"), time being of the essence. The Company will use its best efforts to have such registration statement declared effective as soon as possible after filing, and to keep such registration statement current and effective for at least three (3) years from the Final Closing Date or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold. Notwithstanding anything to the contrary contained herein, if such registration statement shall not be filed with the SEC by July 31, 1999 or the Registration Statement shall not be declared effective by December 31, 1999 (regardless of whether the maximum number of shares of Preferred Stock (and Warrants) shall have been sold), then (i) with respect to the failure to file the Registration Statement by July 31, 1999, the Conversion Price for the Preferred Stock and the Exercise Price for the Warrants shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants shall increase) by the percentage resulting from multiplying six (6%) percent by the number of thirty (30) day periods, or any part thereof, beyond July 31, 1999, until the initial registration statement described herein covering the Registered Securities is filed with the SEC and/or
(ii) with respect to the Registration Statement not being declared effective by December 31, 1999, the Conversion Price for the Preferred Stock and the Exercise Price for the Warrants shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants shall increase) by the percentage resulting from multiplying six (6%) percent by the number of thirty (30) day periods, or any part thereof, beyond December 31, 1999, until the initial registration statement described herein covering the Registered Securities is declared effective. The maximum reduction pursuant to this provision shall be thirty-six (36%) percent.

                            (b) If the Company effects any registration under
the 1933 Act of any Registrable Securities pursuant to Section 3(a) above or 3(g) below, the Company shall indemnify, to the extent permitted by law, and hold harmless any person or entity whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, affiliate, shareholder, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

                            (c) In connection with any registration statement in
which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, affiliate, shareholder, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

                            (d) Any person entitled to indemnification under
Section 3(b) or 3(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 3(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 3(b) or 3(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty
(20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

                            (e) If for any reason the indemnity provided in
Section 3(b) or 3(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

                            (f) The provisions of Section 3(b) through 3(e) of
this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                            (g) The Registered Holders shall have certain
"piggy-back" registration rights with respect to the Registrable Securities as hereinafter provided:

                                A. If at any time after the date of the Final
Closing Date and prior to the date that the Registrable Securities are registered under the 1933 Act pursuant to Section 3(a) above, the Company shall file with the SEC a registration statement under the 1933 Act (other than a registration statement on Form S-4 or Form S-8, or any successor thereto, or filed in connection with an exchange offer or an offering of securities solely to the Company's existing shareholders) registering any shares of Common Stock, the Company shall give written notice to each Registered Holder thereof prior to such filing.

                                B. Within fifteen (15) days after such notice
from the Company, each Registered Holder shall give written notice to the Company as to whether or not the Registered Holder desires to have all or any of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then the Company shall include such Registered Holder's Registrable Securities in the registration statement, at the Company's sole cost and expense, subject to the remaining terms of this Section 3(g); provided, however, that each Registered Holder shall pay all underwriting discounts, commissions and transfer taxes as well as his, her or its own counsel fees, if any, relating to the sale of such Registered Holder's Registrable Securities.

                                C. If the registration statement relates to an
underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter in its sole discretion deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced pro rata (based on the number of Registrable Securities requested to be included). The Registered Holders participating in the offering shall enter into such agreements as may be reasonably required by the underwriters.

                                D. The Registered Holders shall have two (2)
opportunities to have the Registrable Securities registered under this Section 3(g); provided however that their Registrable Securities are not sooner registered under the 1933 Act pursuant to Section 3(a) above.

                                E. The Registered Holder shall furnish in
writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

                                F. The Company may, at any time and in its sole
discretion, decide not to proceed with the filing of a registration statement which may have give rise to "piggy back" rights under this Section 3(g) or may at any time terminate or suspend such registration, in which event each Registered Holder's rights under this Section 3(g) as to the number of opportunities to "piggy-back" shall be reset.

                            (h) If and whenever the Company is required by the
provisions of this Section 3(a) to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances and subject to the terms of this Section 3:

                                A. Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing and remain effective.

                                B. Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than three (3) years following the Final Closing Date.

                                C. Furnish to the Sellers participating in the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

                                D. Use its best efforts to register or qualify
the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                                E. Notify each Seller selling Registrable
Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                F. As soon as practicable after the effective
date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

                                G. Upon request, deliver promptly to counsel of
each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Section confidential.

                                H. Provide a transfer agent located in the
United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                                I. List the Registrable Securities covered by
such registration statement on such exchanges and/or on the NASDAQ as the Common Stock is then currently listed upon.

                                J. Pay all Registration Expenses incurred in
connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

                            (i) The Company acknowledges that there is no
adequate remedy at law for failure by it to comply with the provisions of this
Section 3 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 3 may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Section 3(a) above or to keep any registration statement effective as provided in this Section 3 or otherwise fails to comply with its obligations and agreements in this Section 3, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Issuer shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Issuer shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in successfully enforcing their rights pursuant to this Section 3, regardless of whether any litigation was commenced.

                  4.       MISCELLANEOUS.

                           4.1 The Company agrees to use its best efforts to
file timely all reports required to be filed by it pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934, as amended, and to provide such information as will permit the Holder to sell the Preferred Stock, Warrants or any shares of Common Stock acquired upon the conversion of the Preferred Stock and/or the exercise of the Warrant, respectively, in accordance with Rule 144 under the 1933 Act.

                           4.2 All notices, consents and other communications
under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent for next business day delivery by Express Mail, Federal Express or other recognized express delivery service (receipt requested), in each case addressed to the Company at the address indicated on the first page of this Agreement marked "Attention: Michael Armani, President", and to the Subscriber at the Subscriber's address indicated on the last page of this Agreement (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties).

                           4.3 This Agreement shall not be changed, modified or
amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                           4.4 This Agreement shall be binding upon and inure to
the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                           4.5 Notwithstanding the place where this Agreement
may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in case of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                           4.6 This Agreement may be executed in counterparts.
Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Preferred Stock and Warrants as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                           4.7 The holding of any provision of this Agreement to
be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                           4.8 It is agreed that a waiver by either party of a
breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                           4.9 The parties agree to execute and deliver all such
further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                           TO BE COMPLETED BY SUBSCRIBER


                                                   Harvey Bibicoff
                                           -------------------------------------
                                                    Print Name

Signature for Individual Subscriber          Signature of Subscriber Other than
                                             Individual


        /S/ HARVEY BIBICOFF                By:__________________________________
-----------------------------------               Name:
         Signature                                Title:



                                          4101 Clarinda Drive
                              --------------------------------------------------
                                                      Address

                              Tarzana                 CA                 91356
                              --------------------------------------------------
                               City                  State             Zip Code

                                                $200,000
                              --------------------------------------------------
                               Aggregate Purchase Price for Preferred Stock

                                                 ###-##-####
                              --------------------------------------------------
                                    Social Security or Employer Identification
                                                      Number


                             SUBSCRIPTION ACCEPTED:

                             TELENETICS CORPORATION



                                        By:      /S/ MICHAEL ARMANI
                                           -------------------------------------
                                              Name:   Michael Armani
                                              Title:     President

                                        Date:        4/15/99
                                             -----------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                           TO BE COMPLETED BY SUBSCRIBER


                                                  Shadow Capital LLC
                                           -------------------------------------
                                                    Print Name

Signature for Individual Subscriber           Signature of Subscriber Other than
                                              Individual


                                            By:     /S/ B. KENT GARLINGHOUSE
-----------------------------------            ---------------------------------
         Signature                            Name:  B. Kent Garlinghouse
                                              Title: Manager


                                               3601 W. 29th Street
                              --------------------------------------------------
                                                      Address

                              Topeka                     KS               66614
                              --------------------------------------------------
                               City                  State              Zip Code

                                                    $50,000
                              --------------------------------------------------
                               Aggregate Purchase Price for Preferred Stock

                                                     48-1196021
                              --------------------------------------------------
                                    Social Security or Employer Identification
                                                      Number


                             SUBSCRIPTION ACCEPTED:

                             TELENETICS CORPORATION



                                        By:      /S/ MICHAEL ARMANI
                                           -------------------------------------
                                              Name:   Michael Armani
                                              Title:     President

                                        Date:        4/15/99
                                             -----------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                           TO BE COMPLETED BY SUBSCRIBER


                                  Taglich Brothers, D'Amadeo, Wagner & Co., Inc.
                                  ----------------------------------------------
                                                    Print Name

Signature for Individual Subscriber           Signature of Subscriber Other than
                                              Individual


                                            By:     /S/ RICHARD C. OH
----------------------------------             ---------------------------------
         Signature                            Name:  Richard C. Oh
                                              Title: Vice President


                                        100 Wall Street, 10th Floor
                              --------------------------------------------------
                                                      Address

                              New York                NY                  10005
                              --------------------------------------------------
                               City                  State              Zip Code

                                                   $100,000
                              --------------------------------------------------
                               Aggregate Purchase Price for Preferred Stock

                                                  13-3638581
                              --------------------------------------------------
                                    Social Security or Employer Identification
                                                   Number


                             SUBSCRIPTION ACCEPTED:

                             TELENETICS CORPORATION



                                        By:      /S/ MICHAEL ARMANI
                                           -------------------------------------
                                              Name:   Michael Armani
                                              Title:     President

                                        Date:        4/15/99
                                             -----------------------------------